UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2020 (February 28, 2020)

TERRA PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-56117 (Commission File Number)	81-0963486 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor

New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 753-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K relates to certain transactions consummated by Terra Property Trust, Inc., a Maryland corporation (the "Company"), pursuant to which the Company acquired a total of approximately $75.7 million in net assets, including approximately $26.2 million of cash and approximately $49.5 million of participation interests in nine loans. The Company consummated these transactions with the objective of increasing the size and scale of the Company's loan portfolio, further strengthening the Company's balance sheet and positioning the Company for future growth. The acquisitions were completed pursuant to a merger transaction and a contribution transaction, as described below.

Item 1.01 Entry into a Material Definitive Agreement

Merger Transaction

On February 28, 2020, the Company entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Terra Property Trust 2, Inc., a Maryland corporation ("TPT2") and Terra Secured Income Fund 7, LLC, a Delaware limited liability company and the sole stockholder of TPT2 ("TIF7"), pursuant to which TPT2 was merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), effective March 1, 2020 (the "Effective Time"). As a result of the Merger, the Company acquired from TPT2 approximately $17.5 million of participation interests in loans and approximately $17.6 million of cash.

Under the terms of the Merger Agreement, which was approved by the board of directors of each of TPT and TPT2, including their respective independent directors, each share of common stock, par value $0.01 per share, of TPT2 issued and outstanding immediately prior to the Effective Time was converted into the right to receive from the Company a number of shares of common stock of the Company, par value $0.01 per share ("Common Stock") equal to an exchange ratio of 1.20 (the "Exchange Ratio"). The Exchange Ratio was determined based on the relative net asset values of the Company and TPT2 as of December 31, 2019, and is subject to adjustment as provided below.  For purposes of determining the respective net asset values of the Company and TPT2, the value of the loans (or participation interests therein) held by each of the Company and TPT2 was the value of such loans (or participation interests) as set forth in the audited financial statements of the Company as of and for the year ended December 31, 2019. The Exchange Ratio may be adjusted within 30 days following the Effective Time to reflect changes, if any, in the net working capital of each of the Company and TPT2 during the period from January 1, 2020 through the Effective Time. Based on the Exchange Ratio of 1.20, TIF7, the sole stockholder of TPT2, received approximately 2,110,102 shares of Common Stock as consideration in the Merger. In addition, each issued and outstanding share of TPT2's 12.5% Series A Redeemable Cumulative Preferred Stock was converted into the right to receive approximately $1,026 in cash.

The Merger Agreement contains customary representations, warranties and covenants by the parties.

The shares of Common Stock issued in connection with the Merger were issued in a private placement in reliance on Section 4(a)(2) under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.

In connection with the Merger, the size of the board of directors of the Company was reduced from eight directors to four directors, with Andrew M. Axelrod, Vikram S. Uppal, Roger H. Beless and Michael L. Evans continuing as directors of the Company.

The Company and TPT2 are each externally managed by Terra REIT Advisors, LLC, a Delaware limited liability company ("TRA"), a subsidiary of Terra Capital Partners, LLC, a Delaware limited liability company ("TCP"). Terra Secured Income Fund 5, LLC, a Delaware limited liability company ("TIF5"), and the parent of the Company, and TIF7 are managed by Terra Fund Advisors, LLC, a Delaware limited liability company, and an affiliate of TCP.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Contribution Transaction

On March 2, 2020, the Company entered into two separate contribution agreements, one by and among the Company, Terra International Fund 3 REIT, LLC, a Delaware limited liability company ("TIF3") and Terra Income Fund International, a Cayman Islands exempt corporation ("TIFI"), and another by and among the Company, TIF3 and Terra Secured Income Fund 5 International, a Cayman Islands exempt corporation ("TIF5 International"), pursuant to which the Company acquired an aggregate of approximately $32.0 million of participation interests in loans and approximately $8.6 million in cash from TIF3 in exchange for the issuance of an aggregate of approximately 2,454,487 shares of Common Stock, at a price per share equal to $16.58. The shares of Common Stock were issued in a private placement in reliance on Section 4(a)(2) under the Securities Act and the rules and regulations promulgated thereunder. Each of TIFI and TIF5 International is a holder of a non-voting membership interest in TIF3. Terra International Fund 3 GP LLC, a Delaware limited liability company ("TIF3 GP"), serves as manager of TIF3. TRA, the external manager of the Company, serves as manager to each of TIFI and TIF5 International, and also serves as adviser to TIF3. TIF3 GP and TRA are subsidiaries of TCP.

Prior to the completion of the merger transaction and the contribution transaction described above, TIF5 owned approximately 98.6% of the issued and outstanding shares of the Company's Common Stock indirectly through its wholly owned subsidiary, Terra JV, LLC, a Delaware limited liability company ("Terra JV") of which the TSIF5 was the sole managing member, and the remaining issued and outstanding shares of the Company's Common Stock were owned by TIF3.

As described above, the Company acquired TPT2 in the Merger and, in connection with such transaction, TIF7 contributed the shares of Common Stock received as consideration in the Merger to Terra JV and became a co-managing member of Terra JV pursuant to the amended and restated operating agreement of Terra JV, dated March 2, 2020 (the "JV Agreement"). The JV Agreement and related stockholders agreement between Terra JV and the Company, dated March 2, 2020, provide for the joint approval of TIF5 and TIF7 with respect to certain major decisions that are taken by Terra JV and the Company.

On March 2, 2020, the Company, TIF5, Terra JV and TRA also entered into the Amended and Restated Voting Agreement (the "Voting Agreement"), pursuant to which TIF5 assigned its rights and obligations under the Voting Agreement to Terra JV. Consistent with the original voting agreement dated February 8, 2018, for the period that TRA remains the external manager of the Company, TRA will have the right to nominate two individuals to serve as directors of the Company and, until Terra JV no longer holds at least 10% of the outstanding shares of the Company's Common Stock, Terra JV will have the right to nominate one individual to serve as a director of the Company.

Following the completion of the transactions described above, Terra JV owns approximately 86.5% of the issued and outstanding shares of Common Stock of the Company with the remainder held by TIF 3, and TIF5 and TIF7 own a 87.6% and 12.4% percentage interest, respectively, in Terra JV.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 28, 2020, by and among Terra Property Trust, Inc., Terra Property Trust 2, Inc. and Terra Secured Income Fund 7, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities indicated hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: March 5, 2020	By:	/s/ Gregory M. Pinkus
		Name:	Gregory M. Pinkus
		Title:	Chief Financial Officer and Chief Operating Officer